Exhibit 5.1

October 16, 2015

S&T Bancorp, Inc.

800 Philadelphia Street

Indiana, Pennsylvania 15701

Ladies and Gentlemen:

We are special counsel to S&T Bancorp, Inc., a Pennsylvania corporation (the “Corporation”), and are rendering this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the registration of an indeterminate amount of:

(i) debt securities (the “Debt Securities”);

(ii) shares of preferred stock, no par value per share (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”);

(iii) shares of common stock, par value $2.50 per share (the “Common Stock”);

(iv) warrants to purchase Common Stock or other securities (the “Warrants” and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the “Securities”) of the Corporation; and

(v) units consisting of two or more of Debt Securities, Preferred Stock, Common Stock, Depositary Shares or Warrants in any combination (the “Units”).

In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Corporation’s Articles of Incorporation, the Bylaws of the Corporation as in effect on the date of this opinion, resolutions of the Board of Directors of the Corporation, and the originals or copies of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

(i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Corporation) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

(ii) The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

(iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof or of the shareholders of the Corporation that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

(iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Corporation.

(v) We express no opinion as to the effect or application of any laws or regulations other than the Federal laws of the United States, the laws of the Commonwealth of Pennsylvania and the laws of the State of New York as in effect on this date.

(vi) Opinions 1, 3 and 5 hereafter expressed are qualified to the extent that (1) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally, and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, (2) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction, and (3) the provisions of any document, agreement or instrument that (i) purport to confer, waive or consent to the jurisdiction of any court, (ii) waive any right granted by common or statutory law, or (iii) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agent, may be unenforceable as against public policy. We also have assumed that: (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; (ii) at the time of execution, countersignature, issuance and delivery of the Depositary Receipts, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (iv) at the time of the execution, countersignature, issuance and delivery of the Units, the related unit agreement (the “Unit Agreement”) will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (v) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture and such Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Corporation or the Trustee, (vi) at the time of execution, countersignature, issuance and delivery of any Depositary Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Corporation and the Deposit Agent; (vii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Corporation and the Warrant Agent; (viii) at the time of execution, issuance and delivery of any Units, the Unit Agreement will have been duly authorized, executed and delivered by the Corporation and the Unit Agent; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Corporation, (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (xii) with respect to shares of the Common Stock or the Preferred Stock offered, there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Corporation’s Articles of Incorporation and not otherwise reserved for issuance.

Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. With respect to the Debt Securities, when the indentures relating to the Debt Securities have been duly authorized, executed and delivered by each of the parties thereto, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Prospectus and applicable Prospectus Supplements, the Debt Securities will constitute valid and legally binding obligations of the Corporation.

2. The Preferred Stock has been duly authorized and, when a certificate of designation to the Corporation’s articles of incorporation has been duly filed with the Department of State of the Commonwealth of Pennsylvania, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law and the Preferred Stock has been duly issued and sold as contemplated by the Prospectus and applicable Prospectus Supplements, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Depositary Shares, when the Deposit Agreement with respect to the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary Agent and the Corporation and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement, including the adoption of a Statement with Respect to Shares relating to the Preferred Stock underlying such Depositary Shares and the filing of the Statement with Respect to shares with the Department of State of the Commonwealth of Pennsylvania, and the shares of Preferred Stock underlying such Depositary Shares have been deposited with the Depositary Agent under the Deposit Agreement and the Depositary Receipts have been duly executed, countersigned, registered and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued. Corporation

4. The Common Stock, when the necessary corporate action on the part of the Corporation has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Corporation, and when such shares of Common Stock are issued and sold as contemplated by the Prospectus and applicable Prospectus Supplements against payment therefor or upon conversion or exercise of any Security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, such shares of Common Stock will be validly issued, fully-paid and non-assessable.

5. With respect to the Warrants, when the warrant agreement relating to the Warrants (the “Warrant Agreement”) to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the warrant agent and the Corporation; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the Prospectus and applicable Prospectus Supplements, such Warrants will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

6. With respect to the Units, when the Unit Agreement to be entered into in connection with the issuance of any Unit has been duly authorized, executed and delivered by the Unit Agent and the Corporation; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will be validly issued, fully paid and non-assessable, in the case of Common Stock or Preferred Stock, and constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to your reference to our firm under the heading “Validity of Securities” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours

/s/ Arnold & Porter LLP

Arnold & Porter LLP